UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2008 (October 22, 2008)

ACCURAY INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace
Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 22, 2008, Accuray Incorporated (the “Company”) entered into a General Release and Separation Agreement with Robert McNamara, its former Senior Vice President and Chief Financial Officer, in connection with Mr. McNamara’s resignation as of September 11, 2008 (the “McNamara Separation Agreement”).  The McNamara Separation Agreement provides that Mr. McNamara will receive severance benefits in accordance with the terms of his employment agreement with the Company, a copy of which is on file with the Commission, in consideration for a general release of claims against the Company.  Pursuant to the McNamara Separation Agreement, we agreed to pay Mr. McNamara a severance payment in the amount of $564,140.66, which amount is equal to the sum of (a) 12 months of his annual base salary in effect as of September 11, 2008, or $316,300, (b) 100% of his target annual bonus for fiscal year 2009, which target annual bonus was 65% of Mr. McNamara’s annual base salary for fiscal year 2009, or $205,595, and (c) a pro rata portion of his target annual bonus for fiscal year 2009, or $42,245.66.  In addition, the Company agreed to pay for up to 12 months of COBRA continuation coverage for Mr. McNamara and his eligible dependents.  In addition, vesting in Mr. McNamara’s options to purchase shares of our common stock was accelerated as of September 11, 2008 with respect to 127,916 options, and an additional 2,500 restricted stock units, or RSUs, were released.  The amount of additional stock option acceleration and RSU release is equivalent to that which would have occurred during the twelve month period immediately following September 11, 2008, had Mr. McNamara remained employed through such twelve month period.

On October 27, 2008, the Company also entered into a General Release and Separation Agreement with Christopher Mitchell, its former Senior Vice President and General Counsel, in connection with Mr. Mitchell’s resignation as of September 11, 2008 (the “Mitchell Separation Agreement” and together with the McNamara Separation Agreement, the “Separation Agreements”).  The Mitchell Separation Agreement provides that Mr. Mitchell will receive severance benefits in accordance with the terms of his employment agreement with the Company, a copy of which is on file with the Commission, in consideration for a general release of claims against the Company.   Pursuant to the Mitchell Separation Agreement, we agreed to pay Mr. Mitchell a severance payment in the amount of $286,713.70 which amount is equal to the sum of (a) eight months of his annual base salary in effect as of September 11, 2008, or $173,334.20, (b) 66 2/3% of his target annual bonus (which target annual bonus was 50% of Mr. Mitchell’s annual base salary for fiscal year 2009), or $86,667.10, and (c) a pro rata portion of his target annual bonus for fiscal year 2009, or $26,712.40.  In addition, we agreed to pay for up to eight months of COBRA continuation coverage for Mr. Mitchell and his eligible dependents.

The Company will file the Separation Agreements as exhibits to its Quarterly Report on Form 10-Q for the quarter ended September 27, 2008.  The foregoing descriptions are summaries and are therefore qualified in their entirety by reference to the complete text of the Separation Agreements when filed.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: October 28, 2008	By:	/s/ Darren J. Milliken
Darren J. Milliken Interim General Counsel